As filed with the Securities and Exchange Commission on September 16, 1996
                                            Registration No. 333-______________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                          Registration Statement Under
                           The Securities Act of 1933
                              --------------------

                             HEALTHSOUTH Corporation
             (Exact Name of Registrant as Specified in its Charter)
                              --------------------

            Delaware                                   63-0860407
  (State or Other Jurisdiction           (I.R.S. Employer Identification Number)
of Incorporation or Organization)


               Two Perimeter Park South, Birmingham, Alabama 35243 (Address of Principal Executive Offices) (Zip Code)

                    PROFESSIONAL SPORTS CARE MANAGEMENT, INC.
                             1992 STOCK OPTION PLAN
                    PROFESSIONAL SPORTS CARE MANAGEMENT, INC.
                            1994 STOCK INCENTIVE PLAN
                    PROFESSIONAL SPORTS CARE MANAGEMENT, INC.
                        1994 DIRECTORS' STOCK OPTION PLAN
                            (Full Title of the Plans)


          RICHARD M. SCRUSHY                             Copy to:
         Chairman of the Board                    WILLIAM W. HORTON, ESQ.
      and Chief Executive Officer                  Senior Vice President
        HEALTHSOUTH Corporation                    and Corporate Counsel
       Two Perimeter Park South                   HEALTHSOUTH Corporation
       Birmingham, Alabama 35243                 Two Perimeter Park South
(Name and address of agent for service)         Birmingham, Alabama  35243
            (205) 967-7116                           (205) 967-7116
          (Telephone number, including area code, of agent for service)
                              --------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after effective date of this Registration Statement.

                                          CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------
       Title of                                   Proposed Maximum        Proposed Maximum          Amount of
      Securities           Amount to be            Offering Price        Aggregate Offering       Registration
   to be Registered       Registered (1)            per Share (2)             Price (2)              Fee (2)
- ----------------------------------------------------------------------------------------------------------------
   Common Stock, Par
 Value $.01 Per Share     180,618 shares                 N/A                 $6,530,481             $2,251.89
- ----------------------------------------------------------------------------------------------------------------

(1) The amount being registered represents 180,618 authorized and unissued shares reserved for issuance upon the exercise of options issued under the Plans and outstanding as of August 20, 1996.
(2) In accordance with Rule 457(h) promulgated under the Securities Act of 1933, the maximum aggregate offering price and the registration fee are based on the aggregate exercise price of options outstanding under the Plans, which individual exercise prices range from $18.80 to $51.50 per share.

                                            PART II
                                  INFORMATION REQUIRED IN THE
                                    REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference.

        There are hereby incorporated by reference in this Registration Statement, and specifically made a part hereof, the following documents heretofore filed by HEALTHSOUTH Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

             1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended.

             2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996.

             3. The Company's Current Report on Form 8-K dated December 16, 1995, as amended (relating to the acquisition of Advantage Health Corporation ("Advantage Health")).

             4. The Company's Current Report on Form 8-K dated January 17, 1996 (relating to the consummation of the acquisition of Surgical Care Affiliates, Inc. ("SCA")).

             5. The Company's Current Report on Form 8-K dated March 14, 1996 (relating to the consummation of the acquisition of Advantage Health).

             6. The Company's Current Report on Form 8-K dated March 20, 1996 (reporting combined earnings of HEALTHSOUTH and SCA for February 1996).

             7. The Company's Current Report on Form 8-K dated May 20, 1996 (reporting combined earnings of HEALTHSOUTH and Advantage Health for April
1996).

             8. The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A filed August 26, 1989.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities.

        Not applicable.


Item 5. Interests of Named Experts and Counsel.

        Not applicable.


Item 6. Indemnification of Directors and Officers.

        In June 1986, Delaware enacted legislation which authorized corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of directors' fiduciary "duty of care". Under prior Delaware law, directors were accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Although the 1986 statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Numerous complaints, not involving the Company, alleging breach of directors' duty of care have been filed in connection with corporate mergers and acquisitions, and the 1986 statute limits available remedies of stockholders in connection with these transactions as well as in other circumstances. The 1986 statute has no effect on a director's liability for: (a) breach of the director's duty of loyalty; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) a corporation's illegal payment of dividends; and (d) approval of any transaction from which the director derives an improper personal benefit.

        Pursuant to this Delaware statute, the Company has included in its Restated Certificate of Incorporation, which became effective on October 1, 1986, a provision to eliminate the personal liability of its Directors for monetary damages for breach or alleged breach of their duty of care. In addition, the Company's Bylaws provide that the Company shall indemnify its Directors and officers to the full extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company believes that these provisions are necessary to attract and retain qualified persons as Directors and officers.

        At present, there is no pending litigation or proceeding involving a Director or officer of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for indemnification by any Director or officer.

Item 7. Exemption from Registration Claimed.

        Not applicable.


Item 8. Exhibits.

        Exhibits (numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.                            Exhibit
   4(a)        Professional Sports Care Management, Inc. 1992 Stock Option Plan, as
               amended, filed as Exhibits 10.1, 10.2 and 10.3 to Professional Sports
               Care Management, Inc.'s Registration Statement on Form S-1 (Registra-
               tion No. 33-81654), is hereby incorporated herein by reference.

   4(b)        Professional Sports Care Management, Inc. 1994 Stock Incentive Plan,
               filed as Exhibit 10.4 to Professional Sports Care Management, Inc.'s
               Registration Statement on Form S-1 (Registration No. 33-81654), is
               hereby incorporated herein by reference.

   4(c)        Professional Sports Care Management, Inc. 1994 Directors' Stock Option
               Plan, filed as Exhibit 10.5 to Professional Sports Care Management,
               Inc.'s Registration Statement on Form S-1 (Registration No. 33-81654),
               is hereby incorporated herein by reference.

     5         Opinion of Haskell Slaughter & Young, L.L.C.

    23         Consent of Ernst & Young LLP.

    24         Powers of Attorney (See Signature Page).

Item 9. Undertakings.

        The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (iii) to include any material  information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                          SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 16, 1996.

                                            HEALTHSOUTH Corporation


                                            By /s/ RICHARD M. SCRUSHY
                                               -----------------------
                                                   Richard M. Scrushy
                                                 Chairman of the Board
                                              and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Richard M. Scrushy and Aaron Beam, Jr., and each of them, his attorney-in-fact, with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other instruments he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature                 Capacity                                Date
        ---------                 --------                                ----
/s/ RICHARD M. SCRUSHY          Chairman of the Board                   September 16, 1996
- ---------------------------     and Chief Executive Officer
   (Richard M. Scrushy)         and Director

/s/ AARON BEAM, JR              Executive Vice President and            September 16, 1996
- ---------------------------     Chief Financial Officer
     (Aaron Beam, Jr.)          (Principal Financial Officer)

/s/ WILLIAM T. OWENS            Senior Vice President and Controller    September 16, 1996
- ---------------------------     (Principal Accounting Officer)
    (William T. Owens)

/s/ RICHARD F. CELESTE          Director                                September 16, 1996
- ---------------------------
   (Richard F. Celeste)

/s/ JOHN S. CHAMBERLIN          Director                                September 16, 1996
- ---------------------------
   (John S. Chamberlin)


/s/ C. SAGE GIVENS              Director                                September 16, 1996
- ---------------------------
   (C. Sage Givens)

/s/ CHARLES W. NEWHALL III      Director                                September 16, 1996
- ---------------------------
   (Charles W. Newhall III)

/s/ GEORGE H. STRONG            Director                 September 16, 1996
- -----------------------------
   (George H. Strong)


/s/ PHILLIP C. WATKINS          Director                 September 16, 1996
- -----------------------------
   (Phillip C. Watkins)


/s/ JAMES P. BENNETT            Director                 September 16, 1996
- -----------------------------
   (James P. Bennett)


/s/ LARRY R. HOUSE              Director                 September 16, 1996
- -----------------------------
   (Larry R. House)


/s/ ANTHONY J. TANNER           Director                 September 16, 1996
- -----------------------------
   (Anthony J. Tanner)


/s/ P. DARYL BROWN              Director                 September 16, 1996
- -----------------------------
   (P. Daryl Brown)


/s/ JOEL C. GORDON              Director                 September 16, 1996
- -----------------------------
   (Joel C. Gordon)


/s/ RAYMOND J. DUNN, III        Director                 September 16, 1996
- -----------------------------
   (Raymond J. Dunn, III)